                                                                    Exhibit 99.3



                              STEEL DYNAMICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                            QUARTER ENDED              YEAR ENDED
                                                             December 31               December 31
                                                       2001             2000         2001          2000
                                                             (UNAUDITED)          (UNAUDITED)

NET SALES                                            $ 138,452      $ 152,449      $ 606,984     $ 692,623

COST AND EXPENSES:
     Cost of goods sold                                127,376        125,455        522,927       533,914
     Selling, general, & administrative expenses        13,333         12,341         58,132        53,306
                                                     ---------      ---------      ---------     ---------

OPERATING INCOME (LOSS)                                 (2,257)        14,653         25,925       105,403
Interest expense                                         4,271          4,877         18,480        20,199
Other (income) expense, net                              2,113           (188)         2,333           719
                                                     ---------      ---------      ---------     ---------

INCOME (LOSS) BEFORE INCOME TAXES                       (8,641)         9,964          5,112        84,485
Income taxes                                            (3,327)         2,860          1,968        30,690
                                                     ---------      ---------      ---------     ---------

NET INCOME (LOSS)                                    $  (5,314)     $   7,104      $   3,144     $  53,795
                                                     =========      =========      =========     =========

BASIC:
NET INCOME (LOSS) PER SHARE                          $   (0.12)     $    0.16      $    0.07     $    1.15
                                                     =========      =========      =========     =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING           45,742         45,506         45,655        46,822
                                                     =========      =========      =========     =========


DILUTED:
NET INCOME (LOSS) PER SHARE                          $   (0.12)     $    0.16      $    0.07     $    1.15
                                                     =========      =========      =========     =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING           45,886         45,627         45,853        46,974
                                                     =========      =========      =========     =========

                              STEEL DYNAMICS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                                          DECEMBER 31
                                                               ------------------------------
                                                                     2001           2000
                                                                -----------      -----------
                                                                 (UNAUDITED)
ASSETS

CURRENT ASSETS:
     Cash and short-term investments                            $    78,241      $    10,184
     Accounts receivable                                             81,879          102,986
     Inventories                                                    118,368          106,745
     Deferred taxes                                                  24,600           12,854
     Other current assets                                             9,116            9,844
                                                                -----------      -----------
           TOTAL CURRENT ASSETS                                     312,204          242,613

PROPERTY, PLANT, AND EQUIPMENT, NET                                 852,061          807,322

RESTRICTED CASH                                                       3,030            3,465

OTHER ASSETS                                                         12,803           13,674
                                                                -----------      -----------
           TOTAL ASSETS                                         $ 1,180,098      $ 1,067,074
                                                                ===========      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                                           $    41,329      $    27,988
     Accrued interest                                                 4,052            5,364
     Accrued expenses                                                26,697           26,302
     Current portion of long-term debt                               68,020           17,044
     Debt expected to be refinanced long-term                       490,000               --
                                                                -----------      -----------
           TOTAL CURRENT LIABILITIES                                630,098           76,698

LONG-TERM DEBT                                                       63,891          515,476

DEFERRED TAXES                                                       62,765           52,027

MINORITY INTEREST                                                     4,769            4,089

STOCKHOLDERS' EQUITY:
     Common stock                                                       495              493
     Treasury stock, at cost                                        (46,526)         (46,526)
     Additional paid-in capital                                     337,733          335,732
     Retained earnings                                              132,229          129,085
     Other accumulated comprehensive loss                            (5,356)              --
                                                                -----------      -----------
           TOTAL STOCKHOLDERS' EQUITY                               418,575          418,784
                                                                -----------      -----------
           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $ 1,180,098      $ 1,067,074
                                                                ===========      ===========